EXHIBIT 99.1
CC Media Holdings, Inc. Reports Third Quarter 2009 Results
CORRECTED AS OF NOVEMBER 11, 2009
San Antonio, Texas November 9, 2009...CC Media Holdings, Inc. (OTCBB: CCMO) today reported results for its third quarter ended September 30, 2009.
CC Media Holdings reported revenues of $1.4 billion in the third quarter of 2009, a decrease of 17% from the $1.7 billion reported for the third quarter of 2008. Included in the Company’s revenue is a $26.9 million decrease due to movements in foreign exchange; strictly excluding the effects of these movements in foreign exchange, revenues would have declined 16%. See reconciliation of revenue excluding effects of foreign exchange to revenue at the end of this press release.
The Company’s operating expenses decreased 17% to approximately $969.8 million during the third quarter of 2009 compared to 2008. Included in CC Media Holdings’ third quarter 2009 expenses is a $25.1 million decrease due to movements in foreign exchange. Strictly excluding the effects of these movements in foreign exchange in the 2009 expenses, the expense decline would have been 15%. See reconciliation of expenses excluding effects of foreign exchange to expenses at the end of this press release. Also included in CC Media Holdings’ third quarter 2009 direct operating expenses, SG&A expenses and corporate expenses are approximately $9.2 million of non-cash compensation expense, compared to non-cash compensation expense of $48.9 million in the third quarter of 2008, and approximately $23.1 million of restructuring charges.
The Company’s loss before discontinued operations in the third quarter of 2009 decreased to a loss of $92.7 million, attributable to the decrease in revenues and an increase of approximately $56.8 million in interest expense as a result of an increase in outstanding debt, as compared to a loss before discontinued operations of $76.1 million for the same period in 2008. Also included in the third quarter 2009 results is a gain on the extinguishment of debt of $229.0 million.
CC Media Holdings’ OIBDAN (defined as Operating income before Depreciation and amortization, Non-cash compensation expense, Merger expenses and Other operating income (expense) — net) was $353.6 million in the third quarter of 2009, a 29% decrease from 2008. See reconciliation of OIBDAN to net income (loss) at the end of this press release.
The Company filed its Quarterly Report with the Securities and Exchange Commission (SEC) on Form 10-Q earlier today. This Quarterly Report includes further details and discussion of the Company’s third quarter results.

Revenue, Direct Operating and SG&A Expenses, and OIBDAN by Division
The discussion in this release is presented on a combined basis of the post-merger period for 2008. The 2008 post-merger and pre-merger results are presented below in Table I, but are not discussed separately. The Company believes that the discussion on a combined basis is more meaningful as it allows the results of the operations to be analyzed to comparable periods in 2009.

	Three Months Ended		%
	September 30,		Change
(In thousands)	2009	2008
Revenue
Radio Broadcasting	$703,232	$843,943	(17%)
Outdoor Advertising	660,622	813,375	(19%)
Other	50,674	53,746	(6%)
Eliminations	(20,555)	(26,471)

Consolidated revenue	$1,393,973	$1,684,593	(17%)

     The Company’s third quarter 2009 revenue decreased from foreign exchange movements of approximately $26.9 million as compared to the same period of 2008.

Direct Operating and SG&A Expenses by Division
Radio Broadcasting	$437,675	$542,727
Less: Non-cash compensation expense	(2,070)	(26,369)

	435,605	516,358	(16%)
Outdoor Advertising	507,590	605,494
Less: Non-cash compensation expense	(2,312)	(3,018)

	505,278	602,476	(16%)

Other	45,123	50,468
Less: Non-cash compensation expense	—	(1,208)

	45,123	49,260	(8%)

Eliminations	(20,555)	(26,471)

Plus: Non-cash compensation expense	4,382	30,595

Consolidated divisional operating expenses	$969,833	$1,172,218	(17%)

The Company’s third quarter 2009 direct operating and SG&A expenses decreased from foreign exchange movements of approximately $25.1 million as compared to the same period of 2008.

OIBDAN
Radio Broadcasting	$267,627	$327,585	(18%)
Outdoor Advertising	155,344	210,899	(26%)
Other	5,551	4,486
Corporate	(74,889)	(46,501)

Consolidated OIBDAN	$353,633	$496,469	(29%)

See reconciliation of OIBDAN to net income at the end of this press release.

Restructuring Program
On January 20, 2009 the Company announced that it commenced a restructuring program targeting a reduction of fixed costs. For the third quarter of 2009, the Company recognized approximately $23.1 million of expenses related to the restructuring program.
Restructuring Expenses

	Three Months	Nine Months
	Ended	Ended
(In millions)	September 30, 2009	September 30, 2009
Radio Broadcasting	$7.5	$54.3
Outdoor Advertising	5.9	19.9
Other	2.1	10.4
Corporate	7.6	28.7

Total	$23.1	$113.3

Liquidity and Financial Position
As of September 30, 2009, the Company had approximately $21.1 billion aggregate principal amount of long-term debt and approximately $1.4 billion in cash and cash equivalents.
As of November 6, 2009, the Company had approximately $5.0 million available on its bank revolving credit facility and had a balance of approximately $1.2 billion in short-term investments, which is included in cash and cash equivalents on the Company’s balance sheet. The Company may utilize available funds for general working capital purposes including funding capital expenditures and acquisitions. The Company may also from time to time seek to retire or purchase its outstanding debt or equity securities or obligations through cash purchases, prepayments and/or exchanges for debt or equity securities or obligations, in open market purchases, privately negotiated transactions or otherwise. Such uses, repurchases, prepayments or exchanges, if any, will depend on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.
The Company’s senior secured credit facilities require the Company to comply with a maximum consolidated senior secured net debt to adjusted EBITDA (as calculated in accordance with the senior secured credit facilities) ratio. Secured Leverage, defined as secured debt, net of cash, divided by the trailing 12-month consolidated EBITDA, was 8.8:1 at September 30, 2009.

TABLE 1 — Financial Highlights of CC Media Holdings, Inc. and Subsidiaries — Unaudited

	Three Months	Period from July	Period from	Three Months
	Ended	31 through	July 1 through	Ended
	September 30,	September 30,	July 30,	September 30,
	2009	2008	2008	2008	%
(In thousands)	Post-merger	Post-merger	Pre-merger	Combined	Change
Revenue	$1,393,973	$1,128,136	$556,457	$1,684,593	(17%)
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	632,778	473,738	256,667	730,405	(13%)
Selling, general and administrative expenses (excludes depreciation and amortization)	337,055	291,469	150,344	441,813	(24%)
Depreciation and amortization	190,189	108,140	54,323	162,463	17%
Corporate expenses (excludes depreciation and amortization)	79,723	33,395	31,392	64,787	23%
Merger expenses	—	—	79,839	79,839
Other operating income (expense) — net	1,403	842	(4,624)	(3,782)

Operating income (loss)	155,631	222,236	(20,732)	201,504
Interest expense	369,314	281,479	31,032	312,511
Loss on marketable securities	(13,378)	—	—	—
Equity in earnings of nonconsolidated affiliates	1,226	2,097	2,180	4,277
Other income (expense) — net	222,282	(10,914)	(10,813)	(21,727)

Loss before income taxes and discontinued operations	(3,553)	(68,060)	(60,397)	(128,457)
Income tax benefit (expense):
Current	(12,735)	38,217	97,600	135,817
Deferred	(76,383)	(5,008)	(78,465)	(83,473)

Income tax benefit (expense)	(89,118)	33,209	19,135	52,344

Loss before discontinued operations	(92,671)	(34,851)	(41,262)	(76,113)
Loss from discontinued operations, net	—	(1,013)	(3,058)	(4,071)

Consolidated net loss	$(92,671)	$(35,864)	$(44,320)	$(80,184)
Amount attributable to noncontrolling interest	(2,816)	8,868	1,135	10,003

Net loss attributable to the Company	$(89,855)	$(44,732)	$(45,455)	$(90,187)

*	Included in direct operating expenses, SG&A expenses and corporate expenses for the three months ended September 30, 2009 is approximately $23.1 million related to the Company’s restructuring program.

The Company was formed in May 2007 by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. for the purpose of acquiring the business of Clear Channel. The acquisition was consummated on July 30, 2008 pursuant to the Merger Agreement. Post-merger and pre-merger earnings per share are not presented because they are not comparable, as explained below.
The information in Table 1 is presented for two periods: post-merger and pre-merger. The Company applied preliminary purchase accounting to the opening balance sheet on July 31, 2008 as the merger occurred at the close of business on July 30, 2008 and the results of operations subsequent to this date reflect the impact of the new basis of accounting. The financial reporting periods are presented as follows:
•	The period from January 1, 2009 through September 30, 2009 and the from July 31 through September 30, 2008 includes the post-merger period of the Company, reflecting the purchase accounting adjustments related to the merger.

•	The period from January 1, 2008 through July 30, 2008 includes the pre-merger period of the Company. The consolidated financial statements for all pre-merger periods were prepared using Clear Channel’s historical basis of accounting. As a result of the merger and the associated preliminary purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.
Supplemental Disclosure Regarding Non-GAAP Financial Information
Operating Income (Loss) before Depreciation and Amortization (D&A), Non-cash Compensation Expense and Other Operating Income — Net (OIBDAN)
The following tables set forth the Company’s OIBDAN for the three months ended September 30, 2009 and 2008. The Company defines OIBDAN as consolidated net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Income (loss) from discontinued operations; Income tax benefit (expense); Other income (expense) — net; Equity in earnings (loss) of nonconsolidated affiliates; Loss on marketable securities; Interest expense; Other operating income (expense) — net; D&A; and Merger expenses.
The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. It helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Additionally, the Company’s bank credit facilities use this measure for compliance with leverage covenants.
Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally France and the United Kingdom, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (i.e. a foreign currency adjustment is made to the 2009 actual foreign revenues and expenses at average 2008 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.
As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to revenue; (iii) Expense excluding foreign exchange effects to expenses; and (iv) OIBDAN to net income.

		Non-cash	Depreciation	Other operating
	Operating	compensation	and	income
(In thousands)	income (loss)	expense	amortization	(expense) — net	OIBDAN
Three Months Ended September 30, 2009
Radio Broadcasting	$202,549	$2,070	$63,008	$—	$267,627
Outdoor	41,979	2,312	111,053	—	155,344
Other	(8,535)	—	14,086	—	5,551
Impairment	—	—	—	—	—
Other operating income — net	1,403	—	—	(1,403)	—
Corporate	(81,765)	4,834	2,042	—	(74,889)

Consolidated	$155,631	$9,216	$190,189	$(1,403)	$353,633

Three Months Ended September 30, 2008
Radio Broadcasting	$274,191	$26,369	$27,025	$—	$327,585
Outdoor	89,083	3,018	118,798	—	210,899
Other	(10,049)	1,208	13,327	—	4,486
Other operating expense — net	(3,782)	—	—	3,782	—
Corporate and merger costs	(147,939)	18,286	3,313	79,839	(46,501)

Consolidated	$201,504	$48,881	$162,463	$83,621	$496,469

Reconciliation of Revenue excluding Foreign Exchange Effects to Revenue

	Three Months Ended		%
	September 30,		Change
(In thousands)	2009	2008
Revenue	$1,393,973	$1,684,593	(17%)
Excluding: Foreign exchange (increase) decrease	26,861	—

Revenue excluding effects of foreign exchange	$1,420,834	$1,684,593	(16%)

Outdoor revenue	$660,622	$813,375	(19%)
Excluding: Foreign exchange (increase) decrease	26,861	—

Outdoor revenue excluding effects of foreign exchange	$687,483	$813,375	(15%)

International Outdoor revenue	$348,085	$443,645	(22%)
Excluding: Foreign exchange (increase) decrease	25,902	—

International Outdoor revenue excluding effects of foreign exchange	$373,987	$443,645	(16%)

Reconciliation of Expense (Direct Operating and SG&A Expenses)
excluding Foreign Exchange Effects to Expense

	Three Months Ended		%
	September 30,		Change
(In thousands)	2009	2008
Consolidated expense	$969,834	$1,172,218	(17%)
Excluding: Foreign exchange (increase) decrease	25,127	—

Consolidated expense excluding effects of foreign exchange	$994,961	$1,172,218	(15%)

Outdoor expense	$507,590	$605,494	(16%)
Excluding: Foreign exchange (increase) decrease	25,127	—

Outdoor expense excluding effects of foreign exchange	$532,717	$605,494	(12%)

International Outdoor expense	$312,738	$382,839	(18%)
Excluding: Foreign exchange (increase) decrease	24,475	—

International Outdoor expense excluding effects of foreign exchange	$337,213	$382,839	(12%)

Reconciliation of OIBDAN to Net income

	Three Months Ended		%
	September 30,		Change
(In thousands)	2009	2008
OIBDAN	$353,633	$496,469	(29%)
Non-cash compensation expense	9,216	48,881
Depreciation and amortization	190,189	162,463
Merger costs	—	79,839
Other operating income (expense) — net	1,403	(3,782)

Operating income	155,631	201,504

Interest expense	369,314	312,511
Loss on marketable securities	(13,378)	—
Equity in earnings of nonconsolidated affiliates	1,226	4,277
Other income (expense) — net	222,282	(21,727)

Loss before income taxes and discontinued operations	(3,553)	(128,457)
Income tax (expense) benefit:
Current	(12,735)	135,817
Deferred	(76,383)	(83,473)

Income tax benefit (expense)	(89,118)	52,344

Loss before discontinued operations	(92,671)	(76,113)
Loss from discontinued operations	—	(4,071)

Consolidated net loss	(92,671)	(80,184)
Amount attributable to noncontrolling interest	(2,816)	10,003

Net loss attributable to the Company	$(89,855)	$(90,187)

About CC Media Holdings, Inc.
CC Media Holdings, the parent company of Clear Channel Communications, is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premiere opportunities for advertisers. The company’s businesses include radio and outdoor displays.
For further information contact: Lisa Dollinger, Chief Communications Officer, (210) 832-3474, or visit the Company’s web site at www.clearchannel.com.
Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings/Clear Channel Communications to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which CC Media Holdings/Clear Channel Communications currently does business (both general and relative to the advertising industry); fluctuations in interest rates; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; and changes in capital expenditure requirements; access to capital markets and changes in credit ratings. Other unknown or unpredictable factors also could have material adverse effects on CC Media Holdings/Clear Channel Communications’ future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in CC Media Holdings/Clear Channel Communications’ reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings’ Third Quarter Report on Form 10-Q for the period ended September 30, 2009 or CC Media Holdings’ Annual Report on Form 10-K for the period ended December 31, 2008. Except as otherwise stated in this document, CC Media Holdings/Clear Channel Communications does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.